Exhibit 10.8

JANUS LIVING, INC.

2026 EQUITY PLAN

NON-EMPLOYEE DIRECTOR Restricted Stock Unit Award AGREEMENT

This NON-EMPLOYEE DIRECTOR Restricted Stock Unit Award AGREEMENT (this “Agreement”) is effective as of [●] (the “Award Date”) by and between Janus Living, Inc., a Maryland corporation (the “Company”), and [●] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Janus Living, Inc. 2026 Equity Plan, as may amended and/or restated from time to time (the “Plan”), the Company hereby grants to the Director, effective as of the date hereof, an award of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.            Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.            Grant. Subject to the terms of this Agreement, the Company hereby grants to the Director an Award of [●] stock units (the “Stock Units”). As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind. The Award is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Administrator, as such rules are in effect from time to time.

3.            Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to 100% of the total number of the Stock Units on the earlier to occur of (i) the first anniversary of the Award Date or (ii) the date of the Company’s next annual meeting of stockholders following the Award Date.

4.            Continuance of Service. The vesting schedule requires continued service to the Company through the vesting date as a condition to the vesting of the Award and the rights and benefits under this Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan. Nothing contained in this Agreement or the Plan constitutes a continued service commitment by the Company or interferes with the right of the Company to increase or decrease the compensation of the Director from the rate in existence at any time.

5.            Dividend and Voting Rights.

(a)          Limitations on Rights Associated with Units. The Director shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director.

(b)         Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall pay the Director an amount  equal to the per share cash dividend paid by the Company on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.            Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.            Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following the vesting of the Award pursuant to the terms hereof (and in all events within sixty (60) days after such vesting event), the Company shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date. The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.            Effect of Termination of Service. The Director’s Stock Units shall terminate to the extent such units have not become vested pursuant to Section 3 prior to the first date that the Director is no longer a member of the Board of Directors (the “Severance Date”), regardless of the reason for the termination of the Director’s services; provided, however, that if the Director’s services are terminated as a result of the Director’s death or Total Disability (as defined below), the Director’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the Severance Date and shall be paid in accordance with Section 7. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Company and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

9.            Adjustments Upon Specified Events; Change in Control Event.

(a)          Adjustments. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).

(b)          Change in Control Event. Upon the occurrence of an event contemplated by Section 7.2 or 7.3 of the Plan and notwithstanding any provision of Section 7.2 and 7.3 of the Plan to the contrary, the Award (to the extent outstanding at the time of such event) shall continue in effect in accordance with its terms following such event (subject to adjustment in connection with such event pursuant to Section 7.1 of the Plan); provided, however, that the Administrator shall determine, in its sole discretion, whether the vesting of the Stock Units will accelerate in connection with such event and the extent of any such accelerated vesting; provided, further, that any Stock Units that are so accelerated will be paid on or as soon as administratively practical after (and in all events within sixty (60) days after) the first to occur of the original vesting date of such accelerated Stock Units set forth in Section 3 above or the Director’s separation from service.

10.          Tax Withholding. Upon vesting of any Stock Units or any distribution of shares of Common Stock in respect of the Stock Units, the Director or other person entitled to receive such distribution may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value to satisfy any withholding obligations of the Company or its Parents or Subsidiaries with respect to such distribution of shares at the maximum applicable withholding rates; provided, however, that in the event that such entity cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, such entity shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.          Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Company’s records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.          Plan. The Award and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.          Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Director’s rights under this Agreement requires the consent of the Director in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Director acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.

14.          Limitation on Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Stock Units, as and when payable hereunder. The Award has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director.

15.          Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.          Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

18.          Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

The Director’s acceptance of the Award through the electronic stock plan award recordkeeping system maintained by the COMPANY or its designee constitutes the Director’s agreement to the terms and conditions hereof, and that the Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

*        *        *

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the day and year first above written.

JANUS LIVING, Inc.

[Name]
[Position]

DIRECTOR:

[●]

[Signature Page to Non-Employee Director Restricted Stock Unit Award Agreement]